                                                                     EXHIBIT 3.1


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                 RELEVANT INFORMATION AND TRAINING SYSTEMS, INC.


         The undersigned, being a full age and for the purpose of forming a corporation under Minnesota Statutes Chapter 302A, does hereby adopt the following Articles of Incorporation:

                                    ARTICLE I

         The name of this corporation shall be "Relevant Information and Training Systems, Inc."

                                   ARTICLE II

         The location and address of this corporation's registered office in this state shall be 7101 Metro Boulevard, Edina, Minnesota 55439.

                                   ARTICLE III

         The corporation is authorized to issue an aggregate total of Fifty Million (50,000,000) shares. The Board of Directors has the authority to designate more than one class and more than one series of stock.

                                   ARTICLE IV

         Shareholders shall have not rights of cumulative voting.

                                    ARTICLE V

         Shareholders shall have no rights, preemptive or otherwise, to acquire any party of any unissued shares or other securities of this corporation or of any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

                                   ARTICLE VI

         The Board of Directors of this corporation shall consist of four directors or such other number of directors as shall be fixed in the manner provided in the By-Laws of this corporation.

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability bases on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation's stock under Section 559 of the Minnesota Business

Corporation Act (Minnesota Statutes, Chap. 302A) or sale of unregistered securities or securities fraud under Section 23 of the Minnesota Securities Act (Minnesota Statutes Chap. 80A) or; (iv) liability for any transaction from which the director derived an improperly personal benefit. If Chapter 302A, the Minnesota Business Corporation Act, hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE VIII

         Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office.

         IN WITNESS WHEREOF, I have hereunto set my hand this ______ day of April, 1999.


                                         ---------------------------------------
                                         Daniel Frawley, Chief Executive Officer

                            ARTICLES OF AMENDMENT OF

                          ARTICLES OF INCORPORATION OF

                 RELEVANT INFORMATION AND TRAINING SYSTEMS, INC.


         I, the undersigned, as Chief Executive Officer of Relevant Information and Training Systems, Inc., a Minnesota corporation, do hereby certify that the shareholders of the corporation have resolved to amend the Articles of Incorporation in accordance with the following resolutions:

         RESOLVED, That the Articles of Incorporation of the company be amended as follows:

                                    ARTICLE 1

                  The name of this corporation shall be techies.com inc.

         FURTHER RESOLVED, That the Chief Executive Officer of this corporation be, and hereby is, authorized and directed to make and execute Articles of Amendment embracing the foregoing resolution and to cause such Articles of Amendment to be filed with the office of the Secretary of State of the State of Minnesota.

         I FURTHER CERTIFY that the foregoing amendment has been adopted pursuant to Chapter 302A, Minnesota Statutes.

         I have subscribed my name this 11th day of August, 1999.


                                         ---------------------------------------
                                         Daniel Frawley, Chief Executive Officer